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EXHIBIT 23-1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

The Board of Directors and Stockholders
The Navigators Group, Inc.

    We consent to the incorporation by reference in the registration statements No. 33-51608, No. 333-97183 and No. 333-106317 on Form S-8 of The Navigators Group, Inc. and subsidiaries, our report dated February 28, 2005, relating to the consolidated balance sheets of The Navigators Group, Inc. and subsidiaries as of December 31, 2004, and 2003, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statements schedules, Management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of The Navigators Group, Inc. and subsidiaries.

/s/ KPMG LLP

New York, New York
February 28, 2005

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT